UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010
CAPTERRA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Eighteenth Street, Suite 250, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 244-0700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1
To
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
On September 29, 2010, CapTerra Financial Group, Inc. completed the acquisition of NexCore Group LP, a Delaware limited partnership (“NexCore”), pursuant to an Interest Purchase Agreement dated as of September 29, 2010, by and among NexCore, its partners and the Company (the “Agreement”).
The Company filed a Current Report on Form 8-K on October 5, 2010 (the “Form 8-K”) to report, among other things, the completion of the acquisition. The Company hereby amends the Form 8-K to include in Item 9.01 the required financial statements, pro forma financial information and consent of Ehrhardt Keefe Steiner & Hottman.
Item 9.01 Financial Statements and Exhibits
(a)	The following financial statements of NexCore Group LP:
1. Consolidated Balance Sheets as of June 30, 2010, December 31, 2009 and December 31, 2008.
2. Consolidated Statements of Operations for the six months ended June 30, 2010 and 2009 and for the years ended December 31, 2009 and 2008.
3. Statements of Changes in Partners’ Capital for the years ended December 31, 2009 and 2008, and the six months ended June 30, 2010.
4. Statements of Cash Flows for the six months ended June 30, 2010 and 2009, and for the years ended December 31, 2009 and 2008.

INDEPENDENT AUDITORS’ REPORT
Board of Directors and Members
NexCore Group LP
Denver, Colorado
We have audited the accompanying consolidated balance sheets of NexCore Group LP (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC
November 12, 2010
Denver, Colorado

Nexcore Group LP
Consolidated Balance Sheets

	Six months
	ended	Year ended
	June 30,	December 31,
	2010	2009	2008
	(unaudited)
Assets
Cash and equivalents	$1,293,053	$2,250,837	$2,240,348
Accounts receivable, net of allowance for doubtful accounts	191,505	204,368	150,085
Accounts receivable, related parties	193,630	61,316	1,067,408
Pre-development costs	684,236	457,945	59,460
Property and equipment, net of accumulated depreciation	54,659	72,484	139,065
Prepaids and deposits	28,664	39,263	23,646

Total assets	2,445,747	3,086,213	3,680,012

Liabilities and Partners’ Capital
Liabilities:
Accounts payable	$103,463	$102,746	$912,082
Line of credit, related parties	500,000	—	—
Accrued liabilities	268,876	109,691	110,964

Total Liabilities	872,339	212,437	1,023,046

Commitments and Contingencies	—	—	—

Partners’ Capital
Partners’ contributions, net	6,445,858	6,445,858	6,445,858
Accumulated deficit	(4,872,450)	(3,572,082)	(3,788,892)

Total Partners’ Capital	1,573,408	2,873,776	2,656,966

Total Liabilities and Partners’ Capital	$2,445,747	$3,086,213	$3,680,012

Nexcore Group LP
Consolidated Statements of Operations
For the years ended December 31, 2009 and 2008
and for the six months ended June 30, 2010 and 2009

	For the six months ended		For the years ended
	June 30,		December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Revenue:
Revenue	$750,600	$1,044,355	$1,713,614	$1,555,627
Revenue, related parties	601,628	2,046,015	3,019,861	2,040,271

Total revenue	1,352,228	3,090,370	4,733,475	3,595,898

Operating expenses:
Direct costs	63,263	76,866	213,881	550,545
Direct costs, related parties	109,599	51,017	141,712	109,211
Selling, general and administrative	2,480,811	2,055,818	4,165,692	6,280,709

Total operating expenses	2,653,673	2,183,701	4,521,285	6,940,465

Income/(Loss) from operations	(1,301,445)	906,669	212,190	(3,344,567)

Non-operating income/(expense):
Interest income	1,077	4,246	4,619	51,887
Loss on fixed assets	—	—	—	(4,226)

Net income/(loss)	$(1,300,368)	$910,915	$216,809	$(3,296,906)

Nexcore Group LP
Statement of Changes in Partners’ Capital
For the years ended December 31, 2007, 2008 and 2009
and for six months ended June 30, 2010 (unaudited)

	General Partner		Limited Partners		Total
	Partner Units	Amount	Partner Units	Amount	Capital

Balance at December 31, 2007	1,040	$1,007,905	1,573	$1,645,287	$2,653,192

January 1, 2008 partnership units offering	353	750,000	1,294	2,765,044	3,515,044

Sale of partnership units			4	8,505	8,505

Purchase of partnership units			(12)	(18,344)	(18,344)

Net loss	—	(861,230)	—	(2,435,676)	(3,296,906)

Balance at December 31, 2008	1,393	768,592	2,859	1,888,374	2,656,966

Net income	—	59,848	—	156,962	216,810

Balance at December 31, 2009	1,393	828,440	2,859	2,045,336	2,873,776

Net loss		(426,014)		(874,354)	(1,300,368)

Balance at June 30, 2010 (unaudited)	1,393	$402,426	2,859	$1,170,982	$1,573,408

Nexcore Group LP
Statements of Cash Flows
For the six months ended June 30, 2010 and 2009 and for the years ended December 31, 2009 and 2008

	For the six months ended		For the years ended
	June 30,		December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income/(loss)	$(1,300,368)	$910,915	$216,810	$(3,296,906)
Adjustments to reconcile net income/(loss) to net cash used by operating activities:
Depreciation and write-off of assets	21,280	36,453	70,303	80,296
Non cash employee compensation	—	—	—	750,000
Changes in operating assets and operating liabilities:
Pre-construction costs	(226,291)	(134,573)	(398,485)	(59,460)
Accounts receivable	(119,451)	(711,857)	951,809	(177,931)
Deposits and prepaids	10,599	(11,624)	(15,617)	210,964
Accounts payable and accrued liabilities	159,902	(798,908)	(810,609)	635,482

Net cash provided by(used in) operating activities	(1,454,329)	(709,594)	14,211	(1,857,555)

Cash flows from investing activities:
Cash paid for property and equipment	(3,091)	(2,145)	(3,722)	(25,287)

Net cash used in investing activities	(3,091)	(2,145)	(3,722)	(25,287)

Cash flows from financing activities:
Borrowings from line of credit, related parties	500,000	—	—	—
Proceeds from partnership unit issuances	—	—	—	2,773,549
Payments for partnership units	—	—	—	(18,344)

Net cash provided by financing activities	500,000	—	—	2,755,205

Net change in cash	$(957,420)	$(711,739)	$10,489	$872,363

Cash and cash equivalents, beginning of the period	$2,250,837	$2,240,348	$2,240,348	$1,367,985

Cash and cash equivalents, end of the period	$1,293,053	$1,528,609	$2,250,837	$2,240,348

No amounts were paid for interest or taxes for the years ended December 31, 2009 and 2008 or for the periods ended June 30, 2010 and 2009.

(1) Nature of Organization and Summary of Significant Accounting Policies
NexCore Group LP. (“we”, “us”, “our” or “NexCore”) is a Denver based, full service health care real estate development company. We provide development, acquisition, ownership, financing, leasing, and asset and property management services. We also invest in and manage medical office and other healthcare related real estate throughout the United States. We have agreements to manage facilities in California, Colorado, Illinois, Missouri, North Carolina, and Washington.
Principles of Consolidation
The accompanying consolidated financial statements contain financial information related to NexCore Group LP and its’ wholly owned subsidiaries NexCore Properties LLC and NGE Co, entities controlled by NexCore Group LP. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. We continually monitor our positions with, and the credit quality of, the financial institutions with which we invest. As of December 31, 2009 and 2008, and June 30, 2010 (unaudited), we had no cash equivalents.
Accounts Receivable
Accounts receivable consists of amounts due from customers. We consider accounts more than 30 days old to be past due. The allowance for doubtful accounts is based on specific customer collection issues. For the years ended December 31, 2009 and 2008 it was determined that an allowance was not considered necessary. Accounts receivable due from related parties as of December 31, 2009, 2008 and June 30, 2010 (unaudited) were $61,316, $1,067,408, and $193,630 respectively.
Pre Development Costs
In accordance with Accounting Standards Codification (“ASC”) 605-35, “Revenue Recognition-Construction-Type and Production-Type Contracts”, we have capitalized certain costs related to prospective development projects. Such costs remain on the balance sheet until we determine they are going to proceed with the project. These costs include, but are not limited to legal fees, marketing, travel, architectural and engineering, due diligence and other expenses. Once it is determined the costs should be part of a project, they are reclassified to direct costs.
If it is deemed probable by management that a prospective project will not materialize, any related costs are expensed and considered as operational expenses.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are amortized over the shorter of the expected life or term of the lease. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the consolidated Statements of Operations.
Long-Lived Assets
We review the carrying value of our long-lived assets at least annually, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.
Income Taxes
NexCore was formed and is taxed as a partnership. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s partners, and no provisions for federal or state income taxes have been recorded in the accompanying consolidated financial statements.
If incurred, interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expense. No interest or penalties have been assessed as of December 31, 2009 and 2008. Tax years that remain subject to examination include 2006, 2007, 2008, and 2009.
Revenue Recognition
Development fees are recognized over the life of a development project on a percent complete basis where the circumstances are such that total profit can be estimated with reasonable accuracy and ultimate realization is reasonably assured. We record revenue and profit utilizing the percentage of completion method using an input methodology. A percentage of the contract revenues and estimated profits are determined utilizing the ratio of effort incurred to date to total estimated effort to complete on a contract by contract basis. Each project is evaluated prior to recording any transactions. As of December 31, 2009 and 2008, we have no recognized income not yet billed or billings in excess of costs.
NexCore sources tenants and negotiates leases for buildings they manage and in return is paid a leasing commission. Leasing commission revenue is recognized based on each negotiated contract with the building owner and is recognized as services are performed unless future contingencies exist.
Property management fees, tenant coordination fees and legal consultation fees are recognized monthly as services are performed, unless future obligation exist. Acquisition and disposition fees are recognized at the culmination of the purchase or sale of a building.

Certain contractual arrangements for services provide for the delivery of multiple services. We evaluate revenue recognition for each service to be rendered under these arrangements using criteria set forth in the ASC Subtopic 605-25, “Multiple-Element Arrangements.” For services that meet the separability criteria, revenue is recognized separately. For services that do not meet these criteria, revenue is recognized on a combined basis.
In addition, in regard to development service contracts, the owner of the property will typically reimburse us for certain expenses that are incurred on behalf of the owner. We base the treatment of reimbursable expenses for financial reporting purposes upon the fee structure of the underlying contract. We account for a contract on a net basis when the fee structure is comprised of at least two distinct elements, namely (i) a fixed management fee and (ii) a separate component that allows for expenses to be billed directly to the client. When accounting on a net basis, we include the fixed management fee in reported revenue and net the reimbursement against expenses. We base this accounting on the following factors, which defines NexCore as an agent rather than a principal:
•	The property owner, with ultimate approval rights relating to the expenditures, and bearing all of the economic costs of such expenditures, is determined to be the primary obligor in the arrangement;
•
Because the property owner is contractually obligated to fund all operating costs of the property from existing cash flow or direct funding from its building operating account, NexCore bears little or no credit risk; and

•	NexCore generally earns no margin in the reimbursement aspect of the arrangement, obtaining reimbursement only for actual costs incurred.
All of our service contracts are accounted for on a net basis. This treatment has no impact on operating income, net income or cash flows.
See note 7 for a detailed breakdown of revenue recognized by revenue stream for the years ended December 31, 2009 and 2008 and the periods ending June 30, 2010 and 2009 (unaudited)
Variable Interest Entities
NexCore may be a limited partner or member in a limited liability company of related development projects. The determination of the appropriate accounting with respect to our variable interest entities (“VIEs”), including joint ventures, is based on the requirements of the Consolidation Topic. We consolidate any VIE for which we are considered the primary beneficiary. We determine if an entity is a VIE under the Topic based on several factors, including whether the entity’s total equity investment at risk upon inception is sufficient to finance the entity’s activities without additional subordinated financial support. We make judgments regarding the sufficiency of the equity at risk based first on a qualitative analysis, then a quantitative analysis, if necessary. In a quantitative analysis, we incorporate various estimates, including estimated future cash flows, asset hold periods and discount rates, as well as estimates of the probabilities of various scenarios occurring. If the entity is a VIE, we then determine whether to consolidate the entity as the primary beneficiary. We are deemed to be the primary beneficiary of the VIE and consolidates the entity if we will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns or both. As reconsideration events occur, we will reconsider its determination of whether an entity is a VIE and who the primary beneficiary is to determine if there is a change in the original determinations and will report such changes on a quarterly basis. If the interest in the entity is determined to not be a VIE under the requirements of the Consolidation Topic, then the entity is evaluated for consolidation under the requirements of the Real Estate — General Topic, as amended by the requirements of the Consolidation Topic.

Subsequent to January 1, 2010, the Company adopted “Amendments to FASB Interpretation No. 46(R)”, formally SFAS 167. Under this guidance NexCore now determines if it has the power to direct the activities of a VIE that most significant impact its’ economic performance or if it has the obligation to absorb losses. The adoption of this new guidance did not have a material impact on our consolidated financial statements.
As of December 31, 2009 and 2008 and as of June 30, 2010 (unaudited), we did not have any entities that were determined to be VIEs and did not have any entities that required consolidation except our wholly owned subsidiaries, NexCore Properties LLC and NGE Co.
Guarantees
We account for our guarantees in accordance with the requirements of the Guarantees Topic. The Topic elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Management evaluates these guarantees to determine if the guarantee meets the criteria required to record a liability. As of December 31, 2009 and 2008 and as of June 30, 2010 (unaudited), no guarantees met the criteria to be recorded as a liability.
Fair Value of Financial Instruments
Financial instruments not measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and the notes payable. With the exception of the line of credit, the financial statement carrying amounts of these items approximate their fair values due to their short-term nature.
Recently Adopted Accounting Pronouncements
We adopted ASC 105 — “Statement of Financial Accounting”, formerly FASB 168, which were changes issued by Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of generally accepted accounting principles in the United States (“GAAP”). These changes established the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standard Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our consolidated financial statements.

There were various other accounting standards and interpretations issued during 2009 and 2008, none of which are expected to have a material impact on the our consolidated financial position, operations, or cash flows.
(2) Property and Equipment
Our property and equipment consists mainly of computer equipment, leasehold improvements and office equipment. Property and equipment is depreciated on a straight-line basis. Depreciation and amortization expense for the years ended December 31, 2009 and 2008 and for the six months ended June 30, 2010 (unaudited) were $70,303, $80,296, and $21,280 respectively.

			For the six
			months
	For the year		June 30,
	2009	2008	2010
			(unaudited)
Computer and Office Equipment	$171,278	$168,557	$174,773
Leasehold Improvements	144,819	144,819	144,819
Office Equipment	37,209	36,209	37,169

	$353,306	$349,585	$356,761
Less accumulated depreciation and amortization	(280,822)	(210,520)	(302,102)

	$72,484	$139,065	$54,659

(3) Accrued Liabilities
Accrued expenses consist of the following:

			For the six
			months
	For the year		June 30,
	2009	2008	2010
			(unaudited)
Accrued vacation	$56,612	$33,778	$156,177
Employee compensation liability	46,813	39,368	46,813
Other accrued liabilities	6,266	37,818	65,886

	$109,691	$110,964	$268,876

(4) Line of Credit (unaudited)
As of June 30, 2010 (unaudited) we have a revolving line of credit with a member of NexCore Group LP that provides for a maximum revolving commitment up to $2,000,000, expiring June 25, 2011. Beginning August 1, 2010, monthly interest payments on outstanding advances must be made. The promissory note bears an interest rate of 8%. The line is secured by substantially all assets of NexCore. We had total outstanding balances on the line of $500,000 at June 30, 2010.
(5) Partners’ Capital
Partner capital represents partnership ownership interests of general partner and limited partners. Our net income or loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages and is calculated as if all of the earnings for the period were distributed pursuant to the terms of the relevant contractual arrangement. It is calculated based on the assumption that we distribute to our unit holders an amount of cash equal to the net income or loss of the Company.

Responsibility for managing the partnership is vested solely with the general partner.
On January 1, 2008 we issued 1,647 partnership units at a per unit price of $2,127 to general and limited partners. As part of this issuance, the general partner received 353 units for past compensation concessions. These units fully vested within 1 year subsequent to issuance. The value of these units, $750,000, was recorded as non-cash compensation expense for the year ended December 31, 2008.
Unit Based Compensation Plans
The Company currently has one active unit compensation plan: the Key Associates LLC 2004 Equity Incentive Plan (the “Plan”). Key Associates LLC is a limited partner of NexCore. The Plan gives the general partner the ability to issue additional units, representing up to 10% of the outstanding units.
The Plan provides that the units may be immediately vested or over some period of the participant’s period of service.
If at any time subsequent to the issuance of the units through the Plan the employee is terminated, non-vested units are forfeited back to Key Associates LLC, while vested units may be repurchased by Key Associates LLC, at its option, under the terms of its operating agreement. If repurchased by Key Associates LLC, the Company shall repurchase the units issued to Key Associates LLC. As of December 31, 2009 and 2008, the Company had 37 non-vested units and no unvested units outstanding associated with the Plan. The units are accounted for as a liability which will be recorded at fair value upon vesting and will be recorded at fair value at the end of each subsequent reporting period. The units were issued in 2006 at which time the grant date fair value of the units was deemed to be de minimus and no significant compensation expense has been recognized to date. The units will vest in August 2011 (as to 12 units) and October 2011 (as to 25 units). No additional units were issued under the Plan during the six months ended June 30, 2010 (unaudited).
(6) Related Parties
From time to time, various partners of NexCore are given an opportunity to invest in single purpose entities that develop or acquire projects that are managed by us. Agreements between such entities and NexCore Group LP have similar terms as those with non-affiliated customers. These transactions are recorded as related party transactions in the consolidated financial statements if they meet the definition of ASC Topic 850, “Related Party Disclosures”. NexCore has recognized development fees, leasing and commission fees and property management revenue associated with such related parties.
During 2008, we provided a guarantee on a loan for a project in which we were a limited member of. As a limited member, we are considered a related party. In August 2010 the agreement was renegotiated and we were released from the guarantee related to this project.

As of June 30, 2010 (unaudited), we have agreed to a revolving line of credit with a member of NexCore Group LP. As of June 30, 2010 (unaudited), we had a total outstanding balance on this line of $500,000.
As of December 31, 2009 and 2008, the breakdown of related party revenue is as follows:

Revenue
For the year ended
December 31, 2009	$3,019,861
December 31, 2008	$2,040,271

For the six months ended
June 30, 2010 (unaudited)	$601,628
June 30, 2009 (unaudited)	$2,046,015
(7) Revenue
Revenue line items are broken out on the consolidated Statement of Operations as related party and non-related party. Each breakdown is made up of the following major categories:

	For the year ended		For the six months ended
	December 31,		June 30,
	2009	2008	2010	2009
Development fees	$2,057,352	$1,078,010	$124,063	$1,994,531
Leasing/Commission fees	492,421	440,996	274,535	160,244
Property Management	1,864,673	2,052,554	923,204	929,466
Other	319,029	24,338	30,426	6,129

Total	$4,733,475	$3,595,898	$1,352,228	$3,090,370

(8) Commitments and Contingencies
Leases
We sub-lease our primary office building. The sublease requires monthly base rent payments of approximately $17,535, which increase approximately 3% on November 1st of each year. The lease expires October 31, 2011. In addition, we pay certain facility operating costs as a portion of rent expense. Rent expense was $231,841 and $223,428 for the years ended December 31, 2009 and 2008, respectively.
Future minimum lease payments under these operating leases approximate the following:

Year	Amount
2010	$240,312
2011	204,602

$444,914

We contract with third parties to provide additional office space in two locations. These contracts require monthly payments totaling approximately $2,400 and have terms of less than six months.
Guarantees
During 2008, we provided a partial guarantee of a $12,320,000 construction loan related to a development project in which we were a limited member of. The loan did not meet the criteria to be recorded as a liability as of December 31, 2009 or 2008 or as of June 30, 2010. In August 2010 the agreement was renegotiated and we were released from the guarantee related to this project.
(9) Employee Benefit Plan
NexCore employees participate in a 401(k) profit sharing plan covering substantially all of its employees who are at least 18 years of age and who have completed two weeks of service. Employees may contribute pre-tax compensation up to certain IRS limits. The Company makes a safe harbor matching contribution equal to 100% of employee salary deferrals that do not exceed 3% of compensation, plus 50% of employees’ salary deferral between 3% and 5% of employee compensation. Contributions to the Plan for the years ended December 31, 2009 and 2008 were approximately $73,222 and $110,546 respectively.
(10) Concentration of Credit Risk for Cash
We have concentrated our credit risk for cash by maintaining deposits in financial institutions, which may at times exceed the amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2009, we have no significant risk for the excess of the deposit liabilities reported by the financial institution over the amount that would have been covered by FDIC. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk to cash.
(11) Subsequent Events
On September 29, 2010, 90% of the outstanding units of partners’ equity of NexCore Group LP (“NexCore”) were acquired by CapTerra Financial Group Inc. (“CapTerra”), a real estate development company. The purchase consideration consisted of 22,500,000 shares of CapTerra’s common stock. The acquisition was accounted for under the purchase method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations. The transaction has been accounted for as a reverse merger and NexCore will be the continuing entity going forward.
The pre-merger assets and liabilities of CapTerra have been brought forward at their fair value which approximated the purchase price. As there was deminimus excess purchase price, no intangibles or goodwill was recorded in connection with the business combination. The accumulated deficit of CapTerra has been brought forward and common stock and additional paid-in-capital of the combined Company have been retroactively restated. The balance sheet of CapTerra at the acquisition date consisted of the following:

September 30,
2010
(in thousands)
Cash and equivalents	$5,009
Real estate held for sale	7,191
Other Assets	14
Senior subordinated revolving notes, related party	3,222
Notes payable	3,942
Other liabilities	24
We have evaluated all other subsequent events through the date which these financial statements were available to be issued.

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS AND UNAUDITED PRO FORMA
COMBINED BALANCE SHEET
The following unaudited pro forma combined balance sheet as of June 30, 2010 and the unaudited pro forma combined statement of operations for the year ended December 31, 2009 and the period ended June 30, 2009 give effect to CapTerra Financial Group Inc.’s (“CapTerra”) acquisition of NexCore Group LP (“NexCore”) effective September 29, 2010, including the related pro forma adjustments described in the notes thereto.
The acquisition was accounted for as a reverse acquisition because (1) NexCore has the ability to elect majority of the members of the Board of Directors, (2) the management of the combined entity will consist primarily of senior management of NexCore and (3) the former investors of NexCore hold a large minority voting interest in the combined entity and have deposited their shares into a combined voting trust where they will vote together. The pre-merger assets and liabilities of CapTerra were brought forward at their fair value which approximated the purchase price. As there was deminimus excess purchase price, no intangibles or goodwill was recorded in connection with the business combination.
The unaudited pro forma balance sheet has been prepared as if the transaction was recorded on CapTerra’s books as of June 30, 2010. The unaudited pro forma combined statement of operation has been prepared as if the proposed transaction occurred on the first day of the fiscal year presented. These pro forma statements are not necessarily indicative of the results of operations or the financial position as they may be in the future or as they might have been had the transaction become effective on the above mentioned date.
The historical data for CapTerra as of and for the fiscal year ended December 31, 2009 has been derived from the audited financial statements of CapTerra. The historical data for NexCore as of December 31, 2009 has been derived from the audited consolidated financial statements for NexCore. The historical data for the six months as of and ended June 30, 2010 was derived from the unaudited financial statement of CapTerra and the audited consolidated financial statements of NexCore for the six months ended June 30, 2010.
The unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheets should be read in conjunction with the separate historical financial statements and notes thereto of CapTerra Financial Group Inc. and NexCore Group LP.

CapTerra Financial Group, Inc.
Pro-Forma Balance Sheet as of June 30, 2010
(unaudited)

	Nexcore	CapTerra		Pro-Forma		Pro-Forma
	Group LP	Financial Group	Combined	Adjustments		Combined
	(unaudited)	(unaudited)
Assets
Assets:
Cash and equivalents	$1,293,053	$204,320	$1,497,373	2,500,000	1b	$6,627,373
				1,587,500	1d
				130,000	1e
				912,500	1f
Accounts receivable, net of allowance for doubtful accounts	191,505	2,762	$194,267	(2,762)	2	191,505
Accounts receivable, related parties	193,630		193,630			193,630
Notes receivable	—	3,600,000	$3,600,000	(3,600,000)	2	—
Pre-development costs	684,236	—	684,236			684,236
Property and equipment, net of accumulated depreciation	54,659	4,302	58,961			58,961
Real estate held for sale	—	7,191,821	7,191,821			7,191,821
Prepaids and deposits	28,664	31,909	60,573			60,573

Total assets	$2,445,747	$11,035,114	$13,480,861	$1,527,238		$15,008,099

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable	$103,463	$—	$103,463			103,463
Line of credit, related parties	500,000	—	500,000			500,000
Accrued liabilities	268,876	60,980	$329,856	(60,980)	2	268,876
Senior subordinated revolving notes, related parties	—	23,288,263	$23,288,263	(3,600,000)	2	3,222,535
				(7,540,214)	1a
				(8,232,839)	1c
				(717,675)	1g
				25,000	8
Notes payable	—	3,966,716	$3,966,716	(25,000)	8	3,941,716

Total liabilities	$872,339	$27,315,959	$28,188,298	$(20,151,708)		$8,036,590

Shareholders’ deficit:
Partners’ contributions, net	$6,445,858	$—	6,445,858	(6,445,858)	4	—
Common stock, $.001 par value; 200,000,000 shares authorized,		$23,603	$23,603	22,500	4	47,698
47,697,921 issued and outstanding before				(11,801)	3
				3,475	1a
				2,500	1b
				3,794	1c
				1,588	1d
				165	1e
				1,825	1f
				50	1h
Additional paid-in-capital		$16,326,386	$16,326,386	58,218	2	11,796,261
				11,801	3
				6,423,358	4
				(32,194,359)	4
				(147,882)	5
				(298,593)	7
				7,536,739	1a
				2,497,500	1b
				8,229,045	1c
				1,585,913	1d
				129,835	1e
				910,675	1f
				717,675	1g
				9,950	1h
Accumulated deficit	(4,872,450)	(32,630,834)	$(37,503,284)	32,194,359	4	(5,029,791)
				(157,341)	6
				147,882	5
				298,593	7
				(10,000)	1h
Non-controlling interest				157,341	6	157,341

Total shareholders’ deficit	1,573,408	(16,280,845)	(14,707,437)	21,678,946		6,971,509

Total liabilities and shareholders’ deficit	$2,445,747	$11,035,114	$13,480,861	$1,527,238		$15,008,099

CapTerra Financial Group, Inc.
Proforma Consolidated Statements of Operations
Six Months ended June 30, 2010
(unaudited)

	NexCore	CapTerra		Pro-Forma		Pro-Forma
	Group LP	Financial Group	Combined	Adjustments		Combined
	(unaudited)	(unaudited)
Revenue:
Revenue	$750,600	$2,675,000	$3,425,600			$3,425,600
Revenue, related parties	601,628	—	601,628			601,628
Other	—	219,380	219,380			219,380

Total revenue	1,352,228	2,894,380	4,246,608	—		4,246,608

Operating expenses:
Direct costs	63,263	2,663,562	2,726,825			2,726,825
Direct costs, related parties	109,599	—	109,599			109,599
Impairment loss on real estate	—	4,390,273	4,390,273			4,390,273
Selling, general and administrative	2,480,811	516,237	2,997,048			2,997,048

Total operating expenses	2,653,673	7,570,072	10,223,745	—		10,223,745

Loss from operations	(1,301,445)	(4,675,692)	(5,977,137)	—		(5,977,137)

Non-operating income/(expense):
Interest income	1,077	—	1,077			1,077
Interest expense	—	(833,372)	(833,372)	577,328	1i	(256,044)
Other income(expense)	—	16,358	16,358			16,358

Loss before income taxes	(1,300,368)	(5,492,706)	(6,793,074)	577,328		(6,215,746)
Income tax provision	—	—	—	—		—

Net loss before non-controlling interest	$(1,300,368)	$(5,492,706)	$(6,793,074)	$577,328		$(6,215,746)

Non-controlling interest				(130,037)	6	(130,037)

Net loss				$707,365		$(6,085,709)

Net loss per share		$(0.23)		13,396,580	1	$(0.13)

				22,500,000	4
Shares outstanding		23,602,614		(11,801,307)	3	47,697,887

CapTerra Financial Group, Inc.
Proforma Consolidated Statements of Operations
Year ended December 31, 2009
(unaudited)

	Nexcore	CapTerra		Pro-Forma		Pro-Forma
	Group LP	Financial Group	Combined	Adjustments		Combined
	(unaudited)	(unaudited)
Revenue:
Revenue	$1,713,614	$2,242,151	$3,955,765			$3,955,765
Revenue, related parties	3,019,861		3,019,861			3,019,861
Other		1,083,369	1,083,369			1,083,369

Total revenue	4,733,475	3,325,520	8,058,995	—		8,058,995

Operating expenses:
Direct costs	213,881	2,223,776	2,437,657			2,437,657
Direct costs, related parties	141,712		141,712			141,712
Bad debt		251,717	251,717			251,717
Impairment loss on real estate		2,243,007	2,243,007			2,243,007
Selling, general and administrative	4,165,692	1,835,244	6,000,936	183,318	5	6,194,254
				10,000	1h

Total operating expenses	4,521,285	6,553,744		193,318		11,268,347

Income/(Loss) from operations	212,190	(3,228,224)	8,058,995	(193,318)		(3,209,352)

Non-operating income/(expense):
Interest income	4,619	6,437	11,056			11,056
Loss on fixed assets		(8,877)	(8,877)			(8,877)
Interest expense		(1,633,173)	(1,633,173)	1,133,659	1i	(499,514)
Other income(expense)		3,422	3,422			3,422

Net income/(loss) before income taxes	216,809	(4,860,415)	6,431,423	940,341		(3,703,265)
Income tax provision	—	—	—	—		—

Net income/(loss) before non-controlling interest	216,809	(4,860,415)	6,431,423	940,341		(3,703,265)

Non-controlling interest				21,681	6	21,681

Net loss				$918,660		$(3,724,946)

Net loss per share		$(0.21)		13,396,580	1	$(0.08)

				22,500,000	4
Shares outstanding		23,602,614		(11,801,307)	3	47,697,887

NOTES TO THE UNAUDITED PROFORMA FINANCIAL STATEMENTS

1)	The following pre merger transactions were done at various stock prices that were agreed upon by all below investors. All stock prices were noted to be above the market price.

1 a)	Issuance of common stock at the prestated conversion price of $2.17, a total of 3,474,753 shares of $.001 common stock to GDBA

b)	Issuance at a price of $1.00 per share a total of 2,500,000 shares to GDBA

c)	Issuance of common stock at a pre-stated conversion price of $2.17, a total of 3,793,935 shares of $.001 common stock to BOCO

d)	Issuance at a price of $1.00 per share a total of 1,587,500 shares to BOCO

e)	Issuance at a price of $.786 per share a total of 165,392 shares to investors

f)	BOCO exercise of warrant to purchase 1,825,000 shares of common stock for $.50 per share

g)	Related party debt interest forgiven

h)	Issuance of common stock for legal services at a price of $0.20 per share for a total of 50,000 shares of $.001 common stock

i)	Eliminate interest expense on convertable debt

2)	To reflect assets and liabilities excluded from the transaction as these parties agreed to offset the related notes receivable and payable.

3)
To reflect the adjustment to shares outstanding immediately prior to the merger as a result of the reverse stock split (common stock balance before pre merger CapTerra transactions; 23,603,000 2 for 1 stock split equal with no change in par value equals 11,801,000

4)	To reflect merger of NexCore and CapTerra through the issuance of 22,500,000 of Capterra common shares to NexCore

5)	Vesting of CapTerra options due to change in control

6)	To reflect 10% non-controlling interest in NexCore which was not part of merger exchange with CapTerra

June 30, 2010
Member’s Capital	6,445,858	10%	644,586
Accumulated deficit	(4,872,450)	10%	(487,245)

	1,573,408		157,341

7)	Warrants issued in conjunction with completed merger transaction

8)	Issuance of a promissory note

(d) Exhibits

Exhibit
Number	Description

*3.7	Amended and Restated Agreement of Limited Partnership of NexCore
*4.6	Warrant issued to WestMountain Asset Management, Inc.
*10.43	Interest Purchase Agreement
*10.44	Indemnification Agreement
*10.45	Asset Indemnification Agreement
*10.46	Loan Indemnification Agreement
*10.47	Shareholders Agreement
*10.48	Lockup Agreement
+23.1	Consent of Ehrhardt Keefe Steiner & Hottman
*99.1	Press release dated October 5, 2010

*	Previously filed

+	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2010	CapTerra Financial Group, Inc.
	By:	/s/ James W. Creamer III
James W. Creamer III
Chief Financial Officer